Exhibit 99

Chemed Reports Fourth-Quarter 2012 Results

CINCINNATI--(BUSINESS WIRE)--February 18, 2013--Chemed Corporation (Chemed) (NYSE:CHE), which operates VITAS Healthcare Corporation (VITAS), the nation’s largest provider of end-of-life care, and Roto-Rooter, the nation’s largest commercial and residential plumbing and drain cleaning services provider, reported financial results for its fourth quarter ended December 31, 2012, versus the comparable prior-year period, as follows:

Consolidated operating results:

  Revenue increased 5.2% to $369 million
  GAAP Diluted EPS increased 6.9% to $1.40
  Adjusted Diluted EPS increased 8.3% to $1.57

VITAS segment operating results:

  Net Patient Revenue of $273 million, an increase of 7.2%
  Average Daily Census (ADC) of 14,465, an increase of 5.4%
  Admissions of 16,004, an increase of 5.4%
  Net Income of $24.6 million, an increase of 8.4%
  Adjusted EBITDA of $44.0 million, an increase of 9.8%
  Adjusted EBITDA margin of 16.1%, a increase of 38 basis points

Roto-Rooter segment operating results:

  Revenue of $95.6 million, a decrease of 0.1%
  Unit-for-unit job count of 168,144, a decrease of 2.1%
  Net Income of $9.2 million, a decrease of 0.8%
  Adjusted EBITDA of $17.1 million, a decrease of 4.2%
  Adjusted EBITDA margin of 17.9%, a decrease of 76 basis points

VITAS

Net revenue for VITAS was $273 million in the fourth quarter of 2012, which is an increase of 7.2% over the prior-year period. This revenue growth was the result of increased ADC of 5.4%, driven by an increase in admissions of 5.4%, increased discharges of 5.4% and Medicare price increases of approximately 0.9%. Revenue growth in the quarter was also enhanced by lower Medicare Cap billing limitations.

Average revenue per patient per day in the quarter, excluding the impact of Medicare Cap, was $205.78, which is 1.0% above the prior-year period. Routine home care reimbursement and high acuity care averaged $163.76 and $713.34, respectively, per patient per day in the fourth quarter of 2012. During the quarter, high acuity days of care were 7.7% of total days of care, essentially equal to the prior-year quarter.

In the fourth quarter of 2012, VITAS recorded a Medicare Cap liability of $0.9 million. This compares to $2.6 million of Medicare Cap liability recorded in the fourth quarter of 2011. The government’s Medicare Cap fiscal year begins on September 29. The first quarter of a Medicare Cap year has the potential to be volatile if a program experiences unusual or seasonal admission and discharge patterns.

Of VITAS’ 36 unique Medicare provider numbers, 28 provider numbers have a Medicare Cap cushion of 10% or greater during the trailing twelve-month period; four provider numbers have a Medicare Cap cushion between 5% to 10%; two provider numbers have a cap cushion between 0% and 5% and two provider numbers have recorded a modest Medicare Cap liability. VITAS generated an aggregate cap cushion of $213 million during the trailing twelve-month period.

The fourth quarter of 2012 gross margin, excluding the impact of Medicare Cap, was 23.5%, which is 21 basis points below the gross margin in the fourth quarter of 2011.

Selling, general and administrative expense was $20.1 million in the fourth quarter of 2012, which is an increase of 10.0% when compared to the prior-year quarter. On a year-to-date basis, selling, general and administrative expenses increased 6.3%, 150 basis points below full-year revenue growth, excluding the impact of Medicare Cap. Adjusted EBITDA totaled $44.0 million in the quarter, an increase of 9.8% over the prior-year period. Adjusted EBITDA margin, excluding the impact from Medicare Cap, was 16.4% in the quarter which is 21 basis points below the prior-year quarter.

Roto-Rooter

Roto-Rooter’s plumbing and drain cleaning business generated sales of $95.6 million for the fourth quarter of 2012, a decrease of 0.1%, over the prior-year quarter.

Unit-for-unit job count in the fourth quarter of 2012 declined 2.1% when compared to the prior-year period. During the fourth quarter of 2012, total residential jobs decreased 2.4%, as residential plumbing jobs declined 9.0% and residential drain cleaning jobs increased 1.2%, when compared to the fourth quarter of 2011. Residential jobs represented 70% of total job count in the quarter. Total commercial jobs decreased 1.3%, with commercial plumbing/excavation job count decreasing 3.4% and commercial drain cleaning increasing 0.3% when compared to the prior-year quarter. The “All Other” residential and commercial job category, which represents 1.5% of aggregate job count, decreased 10.5%.

Roto-Rooter’s gross margin in the quarter was 45.1%, a 30 basis point decline when compared to the fourth quarter of 2011. Adjusted EBITDA in the fourth quarter of 2012 totaled $17.1 million, a decline of 4.2%, and the Adjusted EBITDA margin was 17.9% in the quarter, a decline of 76 basis points.

Chemed Consolidated

Chemed had total debt of $175 million at December 31, 2012. This debt is net of the discount taken as a result of convertible debt accounting requirements. Excluding this discount, aggregate debt is $187 million and is due in May 2014. Chemed’s total debt equates to less than one times trailing twelve-month adjusted EBITDA.

In January 2013 Chemed entered into a five-year Amended and Restated Credit Agreement that consists of a $350 million revolving credit facility. The interest rate on this Amended Credit Agreement has a floating rate that is currently LIBOR plus 125 basis points. In addition, an expansion feature is included in this Credit Agreement that provides Chemed the opportunity to increase its revolver and/or enter into term loans for an additional $150 million. At December 31, 2012, the Company had approximately $321 million of undrawn borrowing capacity after deducting $29 million for letters of credit issued to secure the Company’s workers’ compensation insurance.

Capital expenditures for the full year of 2012 aggregated $35.3 million and compares to depreciation and amortization during the same period of $30.5 million.

During the quarter, the Company purchased 723,472 shares of Chemed stock at an aggregate cost of $48.8 million. The Company has $14.8 million remaining under Chemed’s previously announced share repurchase program.

Guidance for 2013

VITAS expects to achieve full-year 2013 revenue growth, prior to Medicare Cap, of 6.4% to 7.0%. Admissions in 2013 are estimated to increase approximately 4.5% to 6.0% and full-year Adjusted EBITDA margin, prior to Medicare Cap, is estimated to be 14.4% to 14.8%. Effective October 1, 2012, Medicare increased the average hospice reimbursement rates by approximately 0.9%. Revenue growth assumes sequestration is deferred into calendar year 2014. Earnings per share guidance also assumes VITAS will incur $5.0 million of estimated Medicare contractual billing limitations for calendar year 2013.

Roto-Rooter expects to achieve full-year 2013 revenue growth of 2.0%. The revenue estimate is a result of increased pricing of approximately 1.5%, a favorable mix shift to higher revenue jobs, with job count estimated to equal the prior year. Adjusted EBITDA margin for 2013 is estimated in the range of 17.1% to 17.5%.

Based upon the above, management estimates 2013 earnings per diluted share, excluding non-cash expense for stock options, the non-cash interest expense related to the accounting for convertible debt and other items not indicative of ongoing operations, will be in the range of $5.65 to $5.80. This compares to Chemed’s 2012 reported adjusted earnings per diluted share of $5.29.

Conference Call

Chemed will host a conference call and webcast at 10 a.m., ET, on Tuesday, February 19, 2013, to discuss the Company's quarterly results and to provide an update on its business. The dial-in number for the conference call is (800) 299-8538 for U.S. and Canadian participants and (617) 786-2902 for international participants. The participant passcode is 59071392. A live webcast of the call can be accessed on Chemed's website at www.chemed.com by clicking on Investor Relations Home.

A taped replay of the conference call will be available beginning approximately 24 hours after the call's conclusion. It can be accessed by dialing (888) 286-8010 for U.S. and Canadian callers and (617) 801-6888 for international callers and will be available for one week following the live call. The replay passcode is 22711120. An archived webcast will also be available at www.chemed.com.

Chemed Corporation operates in the healthcare field through its VITAS Healthcare Corporation subsidiary. VITAS provides daily hospice services to over 14,000 patients with severe, life-limiting illnesses. This type of care is focused on making the terminally ill patient's final days as comfortable and pain-free as possible.

Chemed operates in the residential and commercial plumbing and drain cleaning industry under the brand name Roto-Rooter. Roto-Rooter provides plumbing and drain service through company-owned branches, independent contractors and franchisees in the United States and Canada. Roto-Rooter also has licensed master franchisees in Indonesia, Singapore, Japan, and the Philippines.

This press release contains information about Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS, which are not measures derived in accordance with GAAP and which exclude components that are important to understanding Chemed’s financial performance. In reporting its operating results, Chemed provides EBITDA, Adjusted EBITDA and Adjusted Diluted EPS measures to help investors and others evaluate the Company’s operating results, compare its operating performance with that of similar companies that have different capital structures and evaluate its ability to meet its future debt service, capital expenditures and working capital requirements. Chemed’s management similarly uses EBITDA, Adjusted EBITDA and Adjusted Diluted EPS to assist it in evaluating the performance of the Company across fiscal periods and in assessing how its performance compares to its peer companies. These measures also help Chemed’s management to estimate the resources required to meet Chemed’s future financial obligations and expenditures. Chemed’s EBITDA, Adjusted EBITDA and Adjusted Diluted EPS should not be considered in isolation or as a substitute for comparable measures calculated and presented in accordance with GAAP. We calculated Adjusted EBITDA Margin by dividing Adjusted EBITDA by service revenue and sales. A reconciliation of Chemed’s net income to its EBITDA, Adjusted EBITDA and Adjusted Diluted EPS is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements contained in this press release and the accompanying tables are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "hope," "anticipate," "plan" and similar expressions identify forward-looking statements, which speak only as of the date the statement was made. Chemed does not undertake and specifically disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These statements are based on current expectations and assumptions and involve various risks and uncertainties, which could cause Chemed's actual results to differ from those expressed in such forward-looking statements. These risks and uncertainties arise from, among other things, possible changes in regulations governing the hospice care or plumbing and drain cleaning industries; periodic changes in reimbursement levels and procedures under Medicare and Medicaid programs; difficulties predicting patient length of stay and estimating potential Medicare reimbursement obligations; challenges inherent in Chemed's growth strategy; the current shortage of qualified nurses, other healthcare professionals and licensed plumbing and drain cleaning technicians; Chemed’s dependence on patient referral sources; and other factors detailed under the caption "Description of Business by Segment" or "Risk Factors" in Chemed’s most recent report on form 10-Q or 10-K and its other filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on such forward-looking statements and there are no assurances that the matters contained in such statements will be achieved.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF INCOME
(in thousands, except per share data)(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
Service revenues and sales	$368,577	$350,253	$1,430,043	$1,355,970
Cost of services provided and goods sold	261,898	248,366	1,033,321	970,484
Selling, general and administrative expenses (aa)	52,764	48,564	208,656	202,260
Depreciation	6,831	6,288	26,009	25,247
Amortization	1,137	1,009	4,512	4,252
Other operating expenses (bb)	-	-	1,126	-
Total costs and expenses	322,630	304,227	1,273,624	1,202,243
Income from operations	45,947	46,026	156,419	153,727
Interest expense	(3,691)	(3,628)	(14,723)	(13,888)
Other income/(expense)--net (cc)	1,158	(164)	4,123	717
Income before income taxes	43,414	42,234	145,819	140,556
Income taxes	(16,674)	(16,529)	(56,515)	(54,577)
Net income	$26,740	$25,705	$89,304	$85,979

Earnings Per Share
Net income	$1.44	$1.34	$4.72	$4.19
Average number of shares outstanding	18,628	19,237	18,924	20,523

Diluted Earnings Per Share
Net income	$1.40	$1.31	$4.62	$4.10
Average number of shares outstanding	19,053	19,556	19,339	20,945

(aa)	Selling, general and administrative ("SG&A") expenses comprise (in thousands):
	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
SG&A expenses before long-term incentive
compensation and the impact of market gains
and losses of deferred compensation plans	$51,666	$48,561	$204,797	$198,449
Market value gains of deferred compensation trusts	738	3	3,499	799
Long-term incentive compensation	360	-	360	3,012
Total SG&A expenses	$52,764	$48,564	$208,656	$202,260

(bb)	Other operating expenses comprise severance and other costs related to closing Roto-Rooter's HVAC business in the third quarter of 2012.

(cc)	Other income/(expense)--net comprises (in thousands):
	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
Market value gains of deferred compensation trusts	$738	$3	$3,499	$799
Interest income	408	229	809	426
Loss on disposal of property and equipment	(119)	(373)	(347)	(441)
Other	131	(23)	162	(67)
Total other income--net	$1,158	$(164)	$4,123	$717

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEET
(in thousands, except per share data)(unaudited)

	December 31,
	2012	2011
Assets
Current assets
Cash and cash equivalents	$69,531	$38,081
Accounts receivable less allowances	93,333	77,924
Inventories	7,058	8,668
Current deferred income taxes	13,659	12,540
Prepaid income taxes	2,643	2,131
Prepaid expenses	11,447	11,409
Total current assets	197,671	150,753
Investments of deferred compensation plans held in trust	36,089	31,629
Properties and equipment, at cost less accumulated depreciation	91,934	82,951
Identifiable intangible assets less accumulated amortization	57,177	58,262
Goodwill	465,832	460,633
Other assets	10,923	11,677
Total Assets	$859,626	$795,905

Liabilities
Current liabilities
Accounts payable	$48,472	$48,225
Income taxes	4,938	90
Accrued insurance	40,654	37,147
Accrued compensation	45,457	41,087
Other current liabilities	17,301	18,851
Total current liabilities	156,822	145,400
Deferred income taxes	27,662	29,463
Long-term debt	174,890	166,784
Deferred compensation liabilities	35,599	30,693
Other liabilities	11,362	9,881
Total Liabilities	406,335	382,221

Stockholders' Equity
Capital stock	31,589	30,937
Paid-in capital	437,364	398,094
Retained earnings	623,035	546,757
Treasury stock, at cost	(640,732)	(564,091)
Deferred compensation payable in Company stock	2,035	1,987
Total Stockholders' Equity	453,291	413,684
Total Liabilities and Stockholders' Equity	$859,626	$795,905

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands)(unaudited)

	For the Years Ended December 31,
	2012	2011
Cash Flows from Operating Activities
Net income	$89,304	$85,979
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	30,521	29,499
Provision for uncollectible accounts receivable	9,111	8,563
Stock option expense	8,130	8,376
Amortization of discount on convertible notes	8,106	7,576
Provision for deferred income taxes	(3,151)	7,242
Amortization of debt issuance costs	1,265	1,137
Noncash long-term incentive compensation	360	2,595
Changes in operating assets and liabilities, excluding
amounts acquired in business combinations:
Decrease/(increase) in accounts receivable	(24,421)	26,896
Decrease/(increase) in inventories	1,610	(940)
Increase in prepaid expenses	(38)	(1,124)
Increase/(decrease) in accounts payable and
other current liabilities	4,954	(1,397)
Increase in income taxes	6,020	2,708
Increase in other assets	(5,203)	(4,009)
Increase in other liabilities	8,329	4,548
Excess tax benefit on share-based compensation	(3,435)	(3,854)
Other sources	306	548
Net cash provided by operating activities	131,768	174,343
Cash Flows from Investing Activities
Capital expenditures	(35,252)	(29,592)
Business combinations, net of cash acquired	(5,900)	(3,664)
Other uses	468	(858)
Net cash used by investing activities	(40,684)	(34,114)
Cash Flows from Financing Activities
Purchases of treasury stock	(64,722)	(147,886)
Dividends paid	(13,026)	(12,538)
Proceeds from exercise of stock options	12,310	8,036
Excess tax benefit on share-based compensation	3,435	3,854
Increase/(decrease) in cash overdrafts payable	1,924	(826)
Debt issuances costs	-	(2,657)
Other sources	445	(48)
Net cash used by financing activities	(59,634)	(152,065)
Increase/(Decrease) in Cash and Cash Equivalents	31,450	(11,836)
Cash and cash equivalents at beginning of year	38,081	49,917
Cash and cash equivalents at end of period	$69,531	$38,081

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE THREE MONTHS ENDED DECEMBER 31, 2012 AND 2011
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2012
Service revenues and sales	$272,987	$95,590	$-	$368,577
Cost of services provided and goods sold	209,388	52,510	-	261,898
Selling, general and administrative expenses (a)	20,127	26,491	6,146	52,764
Depreciation	4,567	2,132	132	6,831
Amortization	489	161	487	1,137
Total costs and expenses	234,571	81,294	6,765	322,630
Income/(loss) from operations	38,416	14,296	(6,765)	45,947
Interest expense (a)	(46)	(69)	(3,576)	(3,691)
Intercompany interest income/(expense)	819	395	(1,214)	-
Other income/(expense)—net	399	(3)	762	1,158
Income/(loss) before income taxes	39,588	14,619	(10,793)	43,414
Income taxes (a)	(15,011)	(5,429)	3,766	(16,674)
Net income/(loss)	$24,577	$9,190	$(7,027)	$26,740

2011
Service revenues and sales	$254,560	$95,693	$-	$350,253
Cost of services provided and goods sold	196,084	52,282	-	248,366
Selling, general and administrative expenses (b)	18,306	26,347	3,911	48,564
Depreciation	4,094	2,063	131	6,288
Amortization	384	156	469	1,009
Total costs and expenses	218,868	80,848	4,511	304,227
Income/(loss) from operations	35,692	14,845	(4,511)	46,026
Interest expense (b)	(57)	(84)	(3,487)	(3,628)
Intercompany interest income/(expense)	735	394	(1,129)	-
Other income/(expense)—net	59	(233)	10	(164)
Income/(loss) before income taxes	36,429	14,922	(9,117)	42,234
Income taxes (b)	(13,755)	(5,661)	2,887	(16,529)
Net income/(loss)	$22,674	$9,261	$(6,230)	$25,705

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING STATEMENT OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2012
Service revenues and sales	$1,067,037	$363,006	$-	$1,430,043
Cost of services provided and goods sold	831,321	202,000	-	1,033,321
Selling, general and administrative expenses (a)	80,494	102,366	25,796	208,656
Depreciation	17,087	8,397	525	26,009
Amortization	1,956	632	1,924	4,512
Other operating expenses (a)	-	1,126	-	1,126
Total costs and expenses	930,858	314,521	28,245	1,273,624
Income/(loss) from operations	136,179	48,485	(28,245)	156,419
Interest expense (a)	(233)	(433)	(14,057)	(14,723)
Intercompany interest income/(expense)	3,180	1,617	(4,797)	-
Other income/(expense)—net	543	6	3,574	4,123
Income/(loss) before income taxes	139,669	49,675	(43,525)	145,819
Income taxes (a)	(53,092)	(18,770)	15,347	(56,515)
Net income/(loss)	$86,577	$30,905	$(28,178)	$89,304

2011
Service revenues and sales	$986,272	$369,698	$-	$1,355,970
Cost of services provided and goods sold	766,732	203,752	-	970,484
Selling, general and administrative expenses (b)	75,698	102,528	24,034	202,260
Depreciation	16,583	8,130	534	25,247
Amortization	1,897	599	1,756	4,252
Total costs and expenses	860,910	315,009	26,324	1,202,243
Income/(loss) from operations	125,362	54,689	(26,324)	153,727
Interest expense (b)	(229)	(358)	(13,301)	(13,888)
Intercompany interest income/(expense)	3,998	2,136	(6,134)	-
Other income/(expense)—net	62	(235)	890	717
Income/(loss) before income taxes	129,193	56,232	(44,869)	140,556
Income taxes (b)	(48,835)	(21,353)	15,611	(54,577)
Net income/(loss)	$80,358	$34,879	$(29,258)	$85,979

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE THREE MONTHS ENDED DECEMBER 31, 2012 AND 2011
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2012
Net income/(loss)	$24,577	$9,190	$(7,027)	$26,740
Add/(deduct):
Interest expense	46	69	3,576	3,691
Income taxes	15,011	5,429	(3,766)	16,674
Depreciation	4,567	2,132	132	6,831
Amortization	489	161	487	1,137
EBITDA	44,690	16,981	(6,598)	55,073
Add/(deduct):
Intercompany interest expense/(income)	(819)	(395)	1,214	-
Interest income	(375)	(9)	(24)	(408)
Costs related to OIG investigation	463	-	-	463
Acquisition expenses	13	53	-	66
Advertising cost adjustment (c)	-	297	-	297
Costs related to litigation settlements	-	173	-	173
Stock option expense	-	-	1,421	1,421
Costs related to securities litigation	-	-	477	477
Long-term incentive compensation	-	-	360	360
Adjusted EBITDA	$43,972	$17,100	$(3,150)	$57,922

2011
Net income/(loss)	$22,674	$9,261	$(6,230)	$25,705
Add/(deduct):
Interest expense	57	84	3,487	3,628
Income taxes	13,755	5,661	(2,887)	16,529
Depreciation	4,094	2,063	131	6,288
Amortization	384	156	469	1,009
EBITDA	40,964	17,225	(5,030)	53,159
Add/(deduct):
Intercompany interest expense/(income)	(735)	(394)	1,129	-
Interest income	(208)	(12)	(9)	(229)
Costs related to OIG investigation	(21)	-	-	(21)
Acquisition expenses	30	(20)	-	10
Advertising cost adjustment (c)	-	202	-	202
Costs related to litigation settlements	-	848	-	848
Stock option expense	-	-	1,473	1,473
Adjusted EBITDA	$40,030	$17,849	$(2,437)	$55,442

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATING SUMMARY OF EBITDA
FOR THE YEARS ENDED DECEMBER 31, 2012 AND 2011
(in thousands)(unaudited)

				Chemed
	VITAS	Roto-Rooter	Corporate	Consolidated
2012
Net income/(loss)	$86,577	$30,905	$(28,178)	$89,304
Add/(deduct):
Interest expense	233	433	14,057	14,723
Income taxes	53,092	18,770	(15,347)	56,515
Depreciation	17,087	8,397	525	26,009
Amortization	1,956	632	1,924	4,512
EBITDA	158,945	59,137	(27,019)	191,063
Add/(deduct):
Intercompany interest expense/(income)	(3,180)	(1,617)	4,797	-
Interest income	(703)	(30)	(76)	(809)
Costs related to OIG investigation	1,212	-	-	1,212
Acquisition expenses	15	173	-	188
Cost to shut down HVAC operations	-	1,126	-	1,126
Costs related to litigation settlements	-	1,016	-	1,016
Advertising cost adjustment (c)	-	(1,573)	-	(1,573)
Stock option expense	-	-	8,130	8,130
Costs related to securities litigation	-	-	742	742
Long-term incentive compensation	-	-	360	360
Adjusted EBITDA	$156,289	$58,232	$(13,066)	$201,455

2011
Net income/(loss)	$80,358	$34,879	$(29,258)	$85,979
Add/(deduct):
Interest expense	229	358	13,301	13,888
Income taxes	48,835	21,353	(15,611)	54,577
Depreciation	16,583	8,130	534	25,247
Amortization	1,897	599	1,756	4,252
EBITDA	147,902	65,319	(29,278)	183,943
Add/(deduct):
Intercompany interest expense/(income)	(3,998)	(2,136)	6,134	-
Interest income	(295)	(40)	(91)	(426)
Costs related to investigation	1,188	-	-	1,188
Acquisition expenses	147	(26)	-	121
Costs related to litigation settlements	-	2,299	-	2,299
Advertising cost adjustment (c)	-	(1,240)	-	(1,240)
Stock option expense	-	-	8,376	8,376
Long-term incentive compensation	-	-	3,012	3,012
Adjusted EBITDA	$144,944	$64,176	$(11,847)	$197,273

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
RECONCILIATION OF ADJUSTED NET INCOME
(in thousands, except per share data)(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
	2012	2011	2012	2011
Net income as reported	$26,740	$25,705	$89,304	$85,979

Add/(deduct) the after-tax:
Non-cash cost of change in accounting for convertible debt	1,297	1,200	5,041	4,664
Stock option expense	900	932	5,143	5,298
Costs related to securities litigation	301	-	469	-
Costs reated to OIG investigation	287	(12)	752	737
Long-term incentive compensation	228	-	228	1,880
Costs related to litigation settlements	105	516	617	1,397
Acquisition expenses	40	6	114	75
Costs to shut down HVAC operations	-	-	649	-

Adjusted net income	$29,898	$28,347	$102,317	$100,030

Earnings Per Share As Reported
Net income	$1.44	$1.34	$4.72	$4.19
Average number of shares outstanding	18,628	19,237	18,924	20,523
Diluted Earnings Per Share As Reported
Net income	$1.40	$1.31	$4.62	$4.10
Average number of shares outstanding	19,053	19,556	19,339	20,945

Adjusted Earnings Per Share
Net income	$1.61	$1.47	$5.41	$4.87
Average number of shares outstanding	18,628	19,237	18,924	20,523
Adjusted Diluted Earnings Per Share
Net income	$1.57	$1.45	$5.29	$4.78
Average number of shares outstanding	19,053	19,556	19,339	20,945

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
OPERATING STATISTICS FOR VITAS SEGMENT
(unaudited)

	For the Three Months Ended		For the Years Ended
	December 31,		December 31,
OPERATING STATISTICS	2012	2011	2012	2011
Net revenue ($000) (d)
Homecare	$201,266	$188,782	$778,776	$718,658
Inpatient	28,013	27,882	114,494	110,742
Continuous care	44,581	40,516	172,063	158,466
Total before Medicare cap allowance	$273,860	$257,180	$1,065,333	$987,866
Medicare cap allowance	(873)	(2,620)	1,704	(1,594)
Total	$272,987	$254,560	$1,067,037	$986,272
Net revenue as a percent of total before Medicare cap allowance
Homecare	73.5%	73.4%	73.1%	72.7%
Inpatient	10.2	10.8	10.7	11.2
Continuous care	16.3	15.8	16.2	16.1
Total before Medicare cap allowance	100.0	100.0	100.0	100.0
Medicare cap allowance	(0.3)	(1.0)	0.2	(0.2)
Total	99.7%	99.0%	100.2%	99.8%
Average daily census ("ADC") (days)
Homecare	10,352	9,582	10,016	9,285
Nursing home	3,007	3,092	3,025	3,069
Routine homecare	13,359	12,674	13,041	12,354
Inpatient	451	443	462	449
Continuous care	655	607	637	603
Total	14,465	13,724	14,140	13,406

Total Admissions	16,004	15,191	63,777	60,162
Total Discharges	16,120	15,289	63,196	60,393
Average length of stay (days)	80.3	79.0	78.8	78.8
Median length of stay (days)	15.0	14.0	15.0	14.0
ADC by major diagnosis
Neurological	33.9%	34.0%	34.2%	34.4%
Cancer	17.2	17.8	17.5	17.7
Cardio	11.1	11.3	11.3	11.5
Respiratory	6.5	6.4	6.6	6.7
Other	31.3	30.5	30.4	29.7
Total	100.0%	100.0%	100.0%	100.0%
Admissions by major diagnosis
Neurological	18.5%	19.4%	19.1%	19.4%
Cancer	33.3	34.4	33.3	33.5
Cardio	11.3	10.8	11.1	10.8
Respiratory	8.3	7.6	8.2	8.3
Other	28.6	27.8	28.3	28.0
Total	100.0%	100.0%	100.0%	100.0%
Direct patient care margins (e)
Routine homecare	54.4%	53.2%	52.5%	52.3%
Inpatient	10.5	13.1	11.6	12.9
Continuous care	18.3	19.9	19.2	20.3
Homecare margin drivers (dollars per patient day)
Labor costs	$53.28	$52.92	$55.03	$53.63
Drug costs	7.61	8.31	8.09	8.19
Home medical equipment	6.68	6.78	6.83	6.69
Medical supplies	2.78	2.79	2.77	2.80
Inpatient margin drivers (dollars per patient day)
Labor costs	$330.20	$320.43	$323.09	$312.78
Continuous care margin drivers (dollars per patient day)
Labor costs	$583.46	$559.11	$574.64	$552.38
Bad debt expense as a percent of revenues	0.6%	0.6%	0.8%	0.7%
Accounts receivable --
Days of revenue outstanding- excluding unapplied Medicare payments	35.9	36.7	n.a.	n.a.
Days of revenue outstanding- including unapplied Medicare payments	25.2	22.3	n.a.	n.a.

The "Footnotes to Financial Statements" are integral parts of this financial information.

CHEMED CORPORATION AND SUBSIDIARY COMPANIES
FOOTNOTES TO FINANCIAL STATEMENTS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2012 AND 2011
(unaudited)

(a)	Included in the results of operations 2012 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		For the Three Months Ended December 31, 2012
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Costs related to OIG investigation	$(463)	$-	$-	$(463)
	Acquisition expenses	(13)	(53)	-	(66)
	Costs related to litigation settlements	-	(173)	-	(173)
	Stock option expense	-	-	(1,421)	(1,421)
	Costs related to securities litigation	-	-	(477)	(477)
	Long-term incentive compensation	-	-	(360)	(360)
	Interest expense:
	Non-cash cost of change in accounting for convertible debt	-	-	(2,052)	(2,052)
	Pretax impact on earnings	(476)	(226)	(4,310)	(5,012)
	Income tax benefit on the above	181	89	1,584	1,854
	After-tax impact on earnings	$(295)	$(137)	$(2,726)	$(3,158)

		For the Year Ended December 31, 2012
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Costs related to OIG investigation	$(1,212)	$-	$-	$(1,212)
	Acquisition expenses	(15)	(173)	-	(188)
	Costs related to litigation settlements	-	(1,016)	-	(1,016)
	Stock option expense	-	-	(8,130)	(8,130)
	Costs related to securities litigation	-	-	(742)	(742)
	Long-term incentive compensation	-	-	(360)	(360)
	Other operating expenses	-	(1,126)	-	(1,126)
	Interest expense:
	Non-cash cost of change in accounting for convertible debt	-	-	(7,971)	(7,971)
	Pretax impact on earnings	(1,227)	(2,315)	(17,203)	(20,745)
	Income tax benefit on the above	466	944	6,322	7,732
	After-tax impact on earnings	$(761)	$(1,371)	$(10,881)	$(13,013)

(b)	Included in the results of operations 2011 are the following significant credits/(charges) which may not be indicative of ongoing operations
	(in thousands):
		For the Three Months Ended December 31, 2011
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Costs related to OIG investigation	$21	$-	$-	$21
	Acquisition expenses	(30)	20	-	(10)
	Costs related to litigation settlements	-	(848)	-	(848)
	Stock option expense	-	-	(1,473)	(1,473)
	Interest expense:
	Non-cash cost of change in accounting for convertible debt	-	-	(1,898)	(1,898)
	Pretax impact on earnings	(9)	(828)	(3,371)	(4,208)
	Income tax benefit on the above	3	324	1,239	1,566
	After-tax impact on earnings	$(6)	$(504)	$(2,132)	$(2,642)

		For the Year Ended December 31, 2011
		VITAS	Roto-Rooter	Corporate	Consolidated
	Selling, general and administrative expenses:
	Costs related to OIG investigation	$(1,188)	$-	$-	$(1,188)
	Acquisition expenses	(147)	26	-	(121)
	Costs related to litigation settlements	-	(2,299)	-	(2,299)
	Stock option expense	-	-	(8,376)	(8,376)
	Long-term incentive compensation	-	-	(3,012)	(3,012)
	Interest expense:
	Non-cash cost of change in accounting for convertible debt	-	-	(7,374)	(7,374)
	Pretax impact on earnings	(1,335)	(2,273)	(18,762)	(22,370)
	Income tax benefit on the above	507	892	6,920	8,319
	After-tax impact on earnings	$(828)	$(1,381)	$(11,842)	$(14,051)

(c)

Under Generally Accepted Accounting Principles ("GAAP"), the Roto-Rooter segment expenses all advertising, including the cost of telephone directories, immediately upon the initial release of the advertising.  Telephone directories are generally in circulation 12 months.  If a directory is in circulation for a time period greater or less than 12 months, the publisher adjusts the directory billing for the change in billing period.  The timing of when a telephone directory is published can and does fluctuate significantly on a quarterly basis.  This "direct expensing" results in significant fluctuations in quarterly advertising expense.  In the fourth quarters of 2012 and 2011, GAAP advertising expense for Roto-Rooter totaled $6,857,000 and $6,073,000, respectively.  If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the fourth quarters of 2012 and 2011 would total $6,560,000 and $5,871,000, respectively.

Similarly, for the years ended December 31, 2012 and 2011, GAAP advertising expense for Roto-Rooter totaled $23,535,000 and $22,534,000, respectively.  If the expense of the telephone directories were spread over the periods they are in circulation, advertising expense for the years ended December 31, 2012 and 2011, would total $25,108,000 and $23,774,000, respectively.

(d)

VITAS has 9 large (greater than 450 ADC), 16 medium (greater than 200 but less than 450 ADC) and 26 small (less than 200 ADC) hospice programs. For the current Medicare cap year there are three programs with a cap liability and six programs with Medicare cap cushion of less than 10%.

(e)	Amounts exclude indirect patient care and administrative costs, as well as Medicare Cap billing limitation.

CONTACT:
Chemed Corporation
David P. Williams, 513-762-6901